                                                                     Exhibit 2.5

SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           CONVERTIBLE PROMISSORY NOTE

$338,389.00                                                    February 28, 2000
                                                             Seattle, Washington

         For value received, Ubarter.com, Inc., a Nevada corporation (the "COMPANY"), promises to pay to ShopNow.com Inc., a Washington corporation (the "HOLDER"), the principal sum of Three Hundred Thirty-Eight Thousand Eighty-Nine Dollars ($338,389.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight and one-half percent (8.5%) per annum, simple interest. Interest will be computed on the basis of a 360-day year of twelve 30-day months. This Note is subject to the following terms and conditions.

         1. MATURITY. Subject to Section 2, principal and all accrued and unpaid interest under this Note shall be due and payable upon demand by the Holder at any time after June 22, 2000 (the "MATURITY DATE"). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable in the event of any Event of Default (as defined below).

         2. CONVERSION.

                  (a) FAILURE TO CLOSE MERGER. The entire principal amount of and accrued and unpaid interest on this Note shall automatically be converted into fully paid and nonassessable shares of the Company's common stock ("COMMON STOCK") upon the earlier to occur of (1) the failure of the transaction contemplated in that certain Agreement and Plan of Merger, dated as of January 20, 2000, among Holder, the Company and Shamu Acquisition, Inc. (the "MERGER AGREEMENT") to be consummated on or before June 22, 2000 for any reason other than the Company's closing conditions not being satisfied on or prior to such date due to any omission or affirmative act of Holder or (2) the failure of the Company's closing conditions set forth in Section 5 of the Merger Agreement to be satisfied on or prior to June 22, 2000 due to any omission or affirmative act of Holder.

                  (b) NUMBER OF SHARES ISSUED UPON TERMINATION BY THE COMPANY. Upon the conversion of this Note due to the occurrence of an event represented by clause (1) of Section 2(a) above, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing
(X) the entire principal amount of this Note plus accrued and unpaid interest by
(Y) $2.15 (the "COMPANY TERMINATION CONVERSION PRICE"), rounded to the nearest whole share.

                  (c) NUMBER OF SHARES ISSUED UPON TERMINATION BY HOLDER. Upon the conversion of this Note due to the occurrence of an event represented by clause (2) of Section 2(a) above, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing
(X) the entire principal amount of this Note plus accrued and unpaid interest by
(Y) $3.58 (the "HOLDER TERMINATION CONVERSION PRICE"), rounded to the nearest whole share.

                  (d) WARRANT COVERAGE.

                          (i) In the event of a conversion of this Note pursuant
to clause (1) of Section 2(a) above, the Company shall issue to Holder a warrant to purchase a number of shares of Common Stock equal to the quotient of (A) 125% times the entire principal amount of this Note plus accrued and unpaid interest divided by (B) the Company Termination Conversion Price. Such warrant shall have a term of 7 years and an exercise price equal to the Company Termination Conversion Price, rounded to the nearest whole share. The form of warrant is attached as Appendix A hereto.

                          (ii) In the event of a conversion of this Note
pursuant to clause (2) of Section 2(a) above, the Company shall issue to Holder a warrant to purchase a number of shares of Common Stock equal to the quotient of (i) 50% times the entire principal amount of this Note plus accrued and unpaid interest divided by (ii) the Holder Termination Conversion Price. Such warrants shall have a term of 7 years and an exercise price equal to the Holder Termination Conversion Price, rounded to the nearest whole share. The form of warrant is attached as Appendix A hereto.

                  (e) MECHANICS AND EFFECT OF CONVERSION. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this
Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

         3. PAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may not be made prior to the Maturity Date, unless agreed to in writing by the Holder.

         4. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, (i) the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates and (ii) the Company may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Holder. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

         5. GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

         6. NOTICES. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

         7. AMENDMENTS AND WAIVERS. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holder and each transferee of the Note.

         8. SHAREHOLDERS, OFFICERS AND DIRECTORS NOT LIABLE. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

         9. NOTICE AND PRESENTMENT. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

         10. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         11. ATTORNEYS' FEES. The Company and all endorsers of this Note agree to pay the Holder's reasonable expenses and costs in collecting and enforcing this Note, including reasonable attorneys' fees.

         12. HOLDER AS OWNER. The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

         13. EVENTS OF DEFAULT. If any of the events specified in this Section 13 shall occur (an "EVENT OF DEFAULT"), the Holder may, so long as such condition exists, declare the outstanding principal and accrued but unpaid interest immediately due and payable by notice in writing to the Company:

              (a) The institution of proceedings by the Company to be adjudicated as bankrupt or insolvent, the filing of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, the appointment of a receiver, liquidator or trustee, an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

              (b) If, within 60 days after the commencement of an action against the Company (and service of process on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company, such appointment shall not have been vacated;

              (c) Failure to pay the principal of and interest on this Note when due;

              (d) The adoption of any plan of liquidation, dissolution or winding up of the Company, or the involuntary occurrence thereof; or

              (e) Material breach by the Company of any provision of this Note (other than the payment obligations described in clause (C) above), where such breach is not cured within ten (10) days after the Company receives written notice of the same from the Holder.

         14. COVENANTS OF THE COMPANY. For so long as any principal remains outstanding under the Note, the Company shall not, without first obtaining the consent of Holder:

              (a) issue equity securities or options, warrants, rights or convertible securities; other than for customary grants of options to new hires not to exceed in the aggregate 50,000

              (b) amend the Company's Articles of Incorporation or Bylaws in any manner adverse to Holder;

              (c) lease, sell, license or otherwise transfer all or substantially all of its assets;

              (d) create or assume any indebtedness for borrowed money that is pari passu or senior in right of payment to the obligations under the Note;

              (e) pay any dividends or other distributions on the capital stock of the Company, or repurchase or redeem any Common Stock, other than pursuant to vesting or repurchase provisions under equity incentive programs maintained by the Company;

              (f) grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant if the direct or indirect result of such action would be likely to result in (i) the insolvency or bankruptcy of the Company or (ii) an Event of Default;

              (g) directly or indirectly make any payments on existing indebtedness other than regularly scheduled installments of principal and interest nor make any payment on any existing indebtedness which would violate the terms of such indebtedness or any agreement related thereto; or

              (h) cause the net loss on the Company's income statement to increase by more than $500,000 in any individual month.

         15. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

              (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority to carry on its business as presently conducted, and to carry out the transactions contemplated in this Note. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company's financial condition, business, operations or property.

              (b) The execution, delivery and performance by the Company of this Note has been duly authorized by all requisite action of the Company and its directors and shareholders. This Note has been duly executed and delivered by the Company, and this Note constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              (c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Note, except for filings pursuant to the federal securities laws and to applicable state Blue Sky laws.

              (d) The Company is not in default (i) under its Articles of Incorporation or its Bylaws; (ii) under any material contract, agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected, including without limitation any material indenture, mortgage, lease, license or purchase or sales order, other than any default arising from the failure to the Company to register the shares of the Company's common stock in accordance with section 1.9 of that certain Share Purchase Agreement dated February 28, 1999, among the registrant, Barter Business Exchange Inc. and Bob Bagga; or (iii) with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. To the knowledge of the Company, there presently exists no material default by any party other than the Company to any of the foregoing, and no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default by the Company or any other party under any of the foregoing.

         16. USE OF PROCEEDS. The Company shall use the principal amount under this Note to pay all amounts due to (a) Bob Bagga as an earn-out under that certain Share Purchase Agreement among Bob Bagga, International Barter Corp. and Barter Business Exchange Inc., dated February 28, 1999 and promissory note dated March 2, 1999 and (b) Momentous Inc. Pension and Trust ("MOMENTOUS") pursuant to a convertible note referenced in that certain letter agreement, dated December 9, 1999, between Momentous and the Company.

         17. CONSENT. By agreeing and accepting this Note, Holder hereby (a) consents, in accordance with Section 14(d) of that certain Convertible Promissory Note in principal amount of $2,000,000, dated December 22, 1999, executed by the Company for the benefit of Holder (the "PRIOR NOTE"), to the creation of the indebtedness evidenced by this Note and (b) agrees that the execution of this Note by the Company will not constitute a breach of Section 14(d) of the Prior Note. The Company acknowledges and agrees that by consenting to the creation of pari passu indebtedness resulting from the execution of this Note and waiving the provisions of Section 14(d) of the Prior Note, Holder is not consenting to or waiving any further transactions related to the Prior Note and that the provisions of the Prior Note, including, without limitation,
Section 14(d) thereof, remain in full force and effect notwithstanding the consent and waiver herein given and the creation of such indebtedness.



                            [SIGNATURE PAGE FOLLOWS]

                                         COMPANY:

                                         UBARTER.COM, INC.

                                         By: /s/ Steven White
                                            ------------------------------------
                                         Name: Steven White
                                              ----------------------------------
                                                         (print)
                                         Title: President
                                               ---------------------------------
                                         Address: 2815 Second Avenue, Suite 500
                                                  Seattle, WA 98121
                                                 -------------------------------



AGREED AND ACCEPTED:

SHOPNOW.COM INC.

By: /s/ Alan D. Koslow
   ----------------------------------
Name: Alan D. Koslow
     --------------------------------
              (print)
Title: Executive Vice President,
       Chief Financial Officer,
       Secretary General Counsel
      -------------------------------

Address:  411 First Avenue S., Suite 200N
          Seattle, WA  98104







          [SIGNATURE PAGE TO CONVERTIBLE SUBORDINATED PROMISSORY NOTE]

         SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                UBARTER.COM, INC.

                             STOCK PURCHASE WARRANT

Date:
     ----------------

         This certifies that ShopNow.com Inc. or its assigns (the "HOLDER"), for value received, is entitled to purchase from Ubarter.com, Inc., a Nevada corporation (the "COMPANY"), a number of fully paid and nonassessable shares of the Company's common stock (the "COMMON Stock") equal to the Warrant Amount (as defined below) divided by the Stock Purchase Price (as defined below) (such number of shares, the "WARRANT SHARES"). For purposes of the foregoing, the following definitions apply:

                  (A) The "WARRANT AMOUNT" shall be [one hundred twenty five percent (125%)][fifty percent (50%)] of the outstanding principal balance of and any accrued but unpaid interest under that certain Convertible Promissory Note, dated as of February 28, 2000, issued to Holder by the Company (the "NOTE").

                  (C) The "STOCK PURCHASE PRICE" shall be [$2.15][$3.58].

                  (D) The "FULLY DILUTED NUMBER" shall mean at any given time the total number of shares of Common Stock outstanding on a fully diluted basis, which calculation assumes (X) the exercise of all then outstanding rights, warrants or options, vested or unvested, to acquire the Company's common stock, regardless of restrictions on exercise or conversion and (Y) the conversion of all then outstanding securities (including, without limitation, any preferred stock) and notes convertible at any time into the Company's common stock (other than the Note).

         This Warrant may be exercised at any time or from time to time up to and including the earliest to occur of (I) 5:00 p.m. Pacific time on [seven years from issuance] or (II) the consummation of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "EXPIRATION DATE"), upon surrender to the Company at its principal office (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of Warrant Shares are subject to adjustment as provided in
Section 4 below.

         This Warrant is subject to the following terms and conditions:

         1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all and any part of the Warrant Shares (but not for a fraction of a share). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time, not exceeding fifteen (15) days after the date of such surrender. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder.

         2.       CONVERSION OF WARRANT.

                  2.1 RIGHT TO CONVERT. In addition to, and without limiting, the other rights of the Holder hereunder, the Holder shall have the right (the "CONVERSION RIGHT") to convert this Warrant or any part hereof into Warrant Shares at any time and from time to time during the term hereof. Upon exercise of the Conversion Right, the Company shall deliver to the Holder, without payment by the Holder of any Stock Purchase Price or any cash or other consideration, that number of Warrant Shares computed using the following formula:

                  x = y (a-b)
                      -------
                          a

Where:            x =      the number of Warrant Shares to be issued to the
                           Holder

                  y = the number of Warrant Shares purchasable pursuant to this Warrant

                  a = the Fair Market Value of one Warrant Share as of the Conversion Date

                  b =      the Stock Purchase Price

                  2.2 METHOD OF EXERCISE. The Conversion Right may be exercised by the Holder by the surrender of this Warrant to the Company, together with a written notice specifying that the Holder intends to exercise the Conversion Right and indicating the number of Warrant Shares to be acquired upon exercise of the Conversion Right. Such conversion shall be effective upon the Company's receipt of this Warrant, together with the conversion notice, or on such later date as is specified in the conversion notice (the "CONVERSION DATE") and, at the Holder's election, may be made contingent upon the closing of the Company's initial public offering of any securities pursuant to a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"); provided that the foregoing shall not create any obligation on the part of the Company to undertake any public offering of securities. Certificates for the Warrant Shares so acquired shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the Conversion Date. If applicable, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares which Holder is entitled to purchase hereunder.

                  2.3 FAIR MARKET VALUE. "FAIR MARKET VALUE" of a share of Warrant Shares as of a particular date means: (i) if traded on an exchange or quoted on The Nasdaq National Market, then the prior trading day's closing price, (ii) if conversion is effective as of the closing of the Company's initial public offering of any securities pursuant to a registration statement under the Securities Act, the "price to public" specified for such shares in the final prospectus for such public offering, (iii) if actively traded over-the-counter, then the average of the most-recently reported bid and ask prices and (iv) otherwise, the price as determined in good faith by the Board of Directors of the Company.

         3. RESERVATION OF SHARES. The Company covenants and agrees that the Company will use its best efforts to cause a sufficient number of shares of authorized but unissued Common Stock to be authorized when and as required to provide for the exercise or conversion of the rights represented by this Warrant. The Company will further take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable securities law or regulation.

         4. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise or conversion of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                  4.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide any of its outstanding shares of the same class and series as the Warrant Shares into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case any outstanding shares of the same class and series as the Warrant Shares shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  4.2 DIVIDENDS, RECLASSIFICATION. If at any time or from time to time any holders of securities of the same class and series as the Warrant Shares shall have received or become entitled to receive, without payment thereof,

                           (A) any shares of the Company's Preferred Stock,
Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock (collectively, "COMPANY STOCK"), or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

                           (B) any cash paid or payable otherwise than as a
regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice); or

                           (C) any shares of the Company's Preferred Stock,
Common Stock or other or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement; (other than shares of the same class and series as the Warrant Shares issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall,
upon the exercise or conversion of this Warrant, be entitled to receive, in addition to the number of shares of such capital stock receivable thereupon, and without payment of any additional consideration thereof, the amount of stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise or conversion had he or it been the Holder of record of such capital stock as of the date on which holders of such capital stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

                  4.3 CONVERSION OR REDEMPTION. Should all of the Company's capital stock of the same class and series as the Warrant Shares be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of Company Stock, then this Warrant shall immediately become exercisable or convertible for that number of shares of Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the capital stock received thereupon had been simultaneously converted immediately prior to such event, and the Stock Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Stock Purchase Price of the maximum number of shares of capital stock for which this Warrant was exercisable or convertible immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable or convertible immediately after such conversion or redemption.

                  4.4 ANTIDILUTION. In case the Company shall at any time prior to the expiration of this Warrant, issue any shares of Common Stock (other than (i) shares issued as a stock dividend or stock split as provided in Section 4.2 or (ii) options to purchase equity securities of the Company pursuant to the Company's stock incentive plans) for a consideration per share that is less than the Stock Purchase Price, then on the date of such issue the Stock Purchase Price shall be reduced to a price (calculated to the nearest cent) equal to the quotient of (a) the sum of (i) the per share consideration received by the Company in such issue plus (ii) the product of the Fully Diluted Number immediately prior to the issuance times the Stock Purchase Price divided by (b) the Fully Diluted Number immediately after the issuance.

                  In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than options to purchase equity securities of the Company pursuant to the Company's stock incentive plans, the following provisions shall apply:

                  (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Stock Purchase Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                  (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights, but no further adjustment to the Stock Purchase Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                  (iii) if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Stock Purchase Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Stock Purchase Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                  (iv) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Stock Purchase Price shall promptly be readjusted to such Stock Purchase Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  4.5 CALCULATION OF CONSIDERATION. In the case of an issue of additional shares of Common Stock for cash, the consideration received by the Company shall be deemed to be the net cash proceeds received for such shares. In the case of an issue of additional shares of Common Stock for noncash consideration, the Company's Board of Directors shall determine the value of such consideration and such determination, unless shown by the Holder to have been made other than in good faith, shall be conclusive.

                  4.6      OTHER NOTICES.  If at any time:

                           (A)   the Company shall declare any cash dividend
upon its shares of the same class and series as the Warrant Shares;

                           (B) the Company shall declare any dividend upon its
shares of the same class and series as the Warrant Shares payable in stock or make any special dividend or other distribution to the holders of its shares of the same class and series as the Warrant Shares;

                           (C) there shall be any capital reorganization or
reclassification of the capital stock of the Company, or any merger in which shareholders of the Company prior to such merger hold less than 50% of the voting power of the capital stock of the surviving corporation after such merger, or the sale of all or substantially all of the Company's assets, or a transaction, whether effected in a single transaction or a series of related transactions, in which 50% or more of the voting power of the capital stock of the Company is transferred (an "ACQUISITION");

                           (D) there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company; or

                           (E) the Company shall take or propose to take any
other action, notice of which is actually provided to or is required to be provided, pursuant to any written agreement, to holders of its shares of the same class and series as the Warrant Shares,

         then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown of the books of the Company, (i) at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividends or distribution rights or for determining rights to vote in respect of any such reorganization, reclassification, Acquisition, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, Acquisition, dissolution, liquidation or winding-up, at least 20 days prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares of the same class and series as the Warrant Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of shares of the same class and series as the Warrant Shares shall be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Acquisition, dissolution, liquidation or winding-up, as the case may be.

         5. ISSUE TAX. The issuance of certificates for shares of the Warrant Shares shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being transferred.

         6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or converted.

         7. UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

         8. TRANSFERABILITY. Subject to the provisions of Section 7 hereof, this Warrant and all rights hereunder are not transferable, in whole or in part, except for transfers to affiliates upon surrender of the Warrant with a properly executed assignment (in the form attached hereto) at the principal office of the Company.

         9. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be amended, waived or modified upon written consent of the Company and the Holder.

         10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at its principal executive offices.

         11. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         12. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Washington, without giving effect to the conflict of laws principles thereof.

         13. LOST WARRANTS OR STOCK CERTIFICATES. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.




                            [Signature Page Follows.]

         IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be duly executed by its duly authorized officers, effective as of the date written above.

COMPANY:                            Ubarter.com, Inc.

                                    By:
                                       ---------------------------------------

                                    Name:
                                         -------------------------------------

                                    Title:
                                          ------------------------------------


HOLDER:                             ShopNow.com Inc.


                                    By:
                                       ---------------------------------------

                                    Name:
                                         -------------------------------------

                                    Title:
                                          ------------------------------------

                              FORM OF SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)


To:
   -------------------------

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ ____________________________ (_____________)
shares of ____________ Stock of Ubarter.com, Inc. and herewith makes payment of ____________________ Dollars ($__________) thereof, and requests that the certificates for such shares by issued in the name of, and delivered to ________________________________, whose address is______________________________

__________________________________________.


         The undersigned represents that it is acquiring such __________________ Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times by within its control).

         DATED:
               --------------------


                                      ------------------------------------------
                                     (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                     -------------------------------------------


                                     -------------------------------------------
                                     (Address)

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned, the Holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of ________________ Stock covered thereby set forth herein below, unto:


Name of Assignee             Address                         No. of Shares
----------------             -------                         -------------






                                      DATED:
                                            ------------------------------------



                                      ------------------------------------------
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)




                                      -3-